Exhibit 10.3.3




                                 MAXXCOM INC.


                                    - and -



                                  TD CAPITAL









------------------------------------------------------------------------------

                              SECOND AMENDMENT TO
                            SUBORDINATED DEBENTURE

------------------------------------------------------------------------------
















                               October 28, 2002

                               SECOND AMENDMENT
                           TO SUBORDINATED DEBENTURE


         THIS SECOND AMENDMENT AGREEMENT is made as of the 28th day of October, 2002

B E T W E E N:

                           MAXXCOM INC., a corporation governed by the laws of the Province Ontario

                           (hereinafter called the Corporation")

                           - and -

                           TD CAPITAL, a division of The Toronto-Dominion Bank, a bank to which the Bank Act (Canada) applies

                           (hereinafter called TD Capital")

RECITALS:

A. The Corporation issued to TD Capital a subordinated debenture in the original principal amount of $40,000,000 on July 11, 2001, as amended by the First Amendment Agreement made as of March 31, 2002 (the Subordinated Debenture").

B. The parties hereto have agreed to amend the Subordinated Debenture on the terms and conditions set out herein.

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 - NEW DEFINITIONS

         Section 1.1 of the Subordinated Debenture is amended by adding the following definitions:

         -Source Transactions" means:

         (a) the transfer of all of the assets of e-Source Drive to Web Marketing LLC to Source Marketing LLC in consideration of the assumption by Source Marketing LLC of all liabilities of e-Source Drive to Web Marketing LLC; and

         (b) the dissolution of e-Source Drive to Web Marketing LLC pursuant to the General Corporation Law of the State of Delaware.

         "Interfocus Transactions" means:

         (a) the share exchange transaction to be entered into between Interfocus Group Limited and Mr. Christopher Zandonati by which Interfocus Group Limited will acquire all of the issued and outstanding shares of Interfocus Technology Group Limited not currently owned by it from Mr. Zandonati in exchange for the issuance of approximately 7,452 of its shares and the payment to Mr. Zandonati of (pound)7,000;

         (b) the transfer of all of the assets of Interfocus Network Limited to Interfocus Technology Limited in consideration of the assumption by Interfocus Technology Limited of all of the liabilities of Interfocus Network Limited and a promissory note made by Interfocus Technology Limited to Interfocus Network Limited for the balance which is estimated to be approximately (pound)190,000 (the ITL Promissory Note");

         (c) Interfocus Network Limited maintaining its existence under the Companies Act 1985 (United Kingdom), but owning no assets (other than the ITL Promissory Note) and carrying on no business whatsoever;

         (d) the transfer of all of the issued and outstanding shares of Interfocus Technology Limited from Interfocus Technology Group Limited to Interfocus Group Limited in consideration of a promissory note made by Interfocus Group Limited to Interfocus Technology Group Limited in the amount of approximately (pound)900,000;

         (e) the change of name of Interfocus Technology Limited to Interfocus Networks Limited; and

         (f) the change of name of Interfocus Network Limited to Interfocus Technology Limited".

         "Second Amendment" means the Second Amendment Agreement to this Debenture made as of October 28, 2002;

         "Senior Amendment Agreement # 2" means the second amendment agreement to the Existing Senior Credit Agreement made as of June 30, 2002 between the Borrower, Maxxcom US, certain Subsidiaries of the Borrower and the Existing Senior Lenders;

         "Senior Amendment Agreement # 3" means the third amendment agreement to the Existing Senior Credit Agreement made as of October 28, 2002 between the Borrower, Maxxcom US, certain Subsidiaries of the Borrower and the Existing Senior Lenders;

SECTION 2 - AMENDED DEFINITIONS

1. The definition of "Acquirecos" in Section 1.1 of the Subordinated Debenture is amended to delete references to CDI Acquisition Co.

2. The definition of "SanSubCos" in Section 1.1 of the Subordinated Debenture is amended to reflect the change in name of Cormark MacPhee Communication Solutions (Canada) Inc. to Cormark Communications Inc. and to delete references to News Canada Inc.

3. The definition of "EBITDA" in Section 1.1 of the Subordinated Debenture is deleted and replaced with the following provision:

         "EBITDA" means, with respect to any period and any Person, the consolidated net income of such Person determined in accordance with GAAP for such period plus or minus, to the extent deducted or added in determining such net income, without duplication:

                  (a) income taxes paid or payable or refunds received or receivable in respect of income taxes;

                  (b)      interest paid or payable or received or receivable;

                  (c)      extraordinary gains or losses;

                  (d) amortization, depreciation and other non-cash expenses; and

                  (e)      goodwill charges;

                  provided that, for purposes of calculating EBITDA for any period:

                  (f) the EBITDA during such period attributable to any Permitted Acquisition completed during such period shall be included on a pro forma basis for such period, assuming the completion of such Permitted Acquisition and the incurrence or assumption of any Debt in connection therewith had occurred on the first day of such period; and

                  (g) the EBITDA during such period attributable to any Subsidiary, or to any assets representing a business as a going concern, disposed of by the Borrower or any Subsidiary during the period shall be excluded on a pro forma basis for such period, assuming the completion of such disposition had occurred on the first day of such period;

                  and provided further that

                  (h) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio, there shall be excluded the EBITDA which would otherwise be attributable to Cormark Communication Inc. (on a pro forma twelve month basis) from and after 31 December 2002;

                  (i) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio as at 31 December 2002, 31 March 2003, 30 June 2003 and 30 September 2003, that amount actually incurred by the Borrower on a consolidated basis for fees, costs, expenses and charges relating to the rationalization of the Borrower and the other Restricted Parties incurred between 1 January 2002 and 31 December 2002 not in excess of Cdn. $700,000, to the extent deducted in determining net income in the calculation of EBITDA for the 12-month period ending 31 December 2002, 31 March 2003, 30 June 2003 or 30 September 2003, as applicable, shall be added to EBITDA; and

                  (j) for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio for each fiscal quarter of the Borrower ending after 31 December 2002, there shall be added back to EBITDA for the relevant 12-month period ending on such fiscal quarter end that amount actually incurred by the Borrower on a consolidated basis in such 12-month period, for fees, costs, expenses and charges relating (not in excess, in the aggregate for all relevant periods, of Cdn. $500,000) to the negotiation of the deferral of Earnout Payments required to be paid during the period from 1 January 2003 to 31 December 2003, to the extent such fees, costs, expenses and charges were deducted in determining net income in the calculation of EBITDA for such 12-month period.

4. The definition of "Foreign Opcos" in Section 1.1 of the Subordinated Debenture is deleted and replaced with the following provision:

         "Foreign Opcos" means Interfocus Group Limited, Interfocus Direct
                  Limited, Interfocus Network Limited, Interfocus Technology Group Limited (formerly known as Grange Advertising
                  Limited), Interfocus Technology Limited (formerly known as Grange Advertising and Marketing Communications Limited) and Grange USA, Inc. and each other Person in which a controlling interest is directly or indirectly acquired by the Borrower from time to time which is not an Acquireco, a CanSubCo, a Finco or an Opco and "Foreign Opco" means any one of them.

5. The definition of "Guarantors" in Section 1.1 of the Subordinated Debenture is amended to include references to Cormark Communications Inc., Campbell & Partners Communications Ltd., Ambrose Carr Linton Carroll Inc. and Studiotype Inc., to delete references to News Canada Inc. and to reflect the change in name of CDI Acquisition Co. to Chinnici Direct, Inc.

6. The definition of "Apcos" in Section 1.1 of the Subordinated Debenture is amended to include references to Crispin Porter & Bogusky L.A., LLC (a Delaware corporation) and to Chinnici Direct, Inc. (a Delaware corporation) and to delete references to e-Source Drive to Web Marketing LLC.

7.       Subparagraph (c) of the definition of "Permitted Indebtedness" in
         Section 1.1 of the Subordinated Debenture is deleted and replaced with the following provisions:

         (c) all debts, liabilities and obligations of any Restricted Party under the Existing Senior Credit Agreement, provided the aggregate maximum principal amount thereof (together with the maximum principal amount of the indebtedness described in clause (l) below) does not exceed Cdn. $90,000,000 or the equivalent in other currencies, or under any other Senior Credit Agreement which is a replacement therefor provided that (i) the aggregate maximum principal amount thereof (together with the maximum principal amount of the indebtedness described in clause (l) below) does not exceed Cdn. $90,000,000 or the equivalent in other currencies, (ii) the maturity date thereof is not earlier than the maturity date under the Existing Senior Credit Agreement, (iii) such agreement does not restrict any scheduled payment of interest or scheduled repayment of principal of the Obligations (other than during the continuance of a default thereunder), and (iv) the interest rate thereon does not exceed a reasonable commercial rate for comparable senior credit facilities;

8. The definition of "Unrestricted Parties" in Section 1.1 of the Subordinated Debenture is amended to delete references to Studiotype Inc. and to Campbell & Partners Communications Inc.

SECTION 3 - AMENDMENT TO SENIOR DEBT RATIO COVENANT

                  Section 4.2.2 of the Subordinated Debenture is deleted and replaced with the following provision:

         4.2.2 For each time period set forth below, the Borrower on a consolidated basis shall maintain a Senior Debt Ratio of not more than the ratios set forth below:

                  Period                                         Ratio
                  ------                                         -----

                  Up to and including March 31, 2002             3.50 to 1.0
                  From April 1, 2002 to June 30, 2002            3.00 to 1.0
                  From July 1, 2002 to September 30, 2002        3.00 to 1.0
                  From October 1, 2002 to December 31, 2002      3.25 to 1.0
                  From January 1, 2003 to March 31, 2003         3.25 to 1.0
                  From April 1, 2003 to June 30, 2003            3.25 to 1.0
                  From July 1, 2003 to September 30, 2003        3.25 to 1.0
                  From October 1, 2003 to December 31, 2003      3.00 to 1.0
                  From January 1, 2004 to March 31, 2004         2.75 to 1.0
                  From April 1, 2004 to June 30, 2004            2.50 to 1.0
                  From July 1, 2004 to September 30, 2004        2.25 to 1.0
                  From October 1, 2004 to December 31, 2004      2.25 to 1.0
                  Thereafter                                     2.25 to 1.0

SECTION 4 - AMENDMENT TO TOTAL DEBT RATIO COVENANT

                  Section 4.2.3 of the Subordinated Debenture is deleted and replaced with the following provision:

         4.2.3 During each period noted below, the Borrower on a consolidated basis shall maintain a Total Debt Ratio of not more than the ratios set forth below:

                  Period                                            Ratio
                  ------                                            -----

                  Up to and including March 31, 2002                5.50 to 1.0
                  From April 1, 2002 to June 30, 2002               5.75 to 1.0
                  From July 1, 2002 to September 30, 2002           5.25 to 1.0
                  From October 1, 2002 to December 31, 2002         4.50 to 1.0
                  From January 1, 2003 to March 31, 2003            5.00 to 1.0
                  From April 1, 2003 to June 30, 2003               5.00 to 1.0
                  From July 1, 2003 to September 30, 2003           4.75 to 1.0
                  From October 1, 2003 to December 31, 2003         4.75 to 1.0
                  From January 1, 2004 to March 31, 2004            4.50 to 1.0
                  From April 1, 2004 to June 30, 2004               4.25 to 1.0
                  From July 1, 2004 to September 30, 2004           4.00 to 1.0
                  From October 1, 2004 to December 31, 2004         4.00 to 1.0
                  Thereafter                                        4.00 to 1.0

SECTION 5 - AMENDMENT TO COVENANT COMPLIANCE

                  Section 4.2.4 of the Subordinated Debenture is deleted and replaced with the following provision:

         4.2.4 In the event that the Borrower, at any time or for any relevant period, is in compliance with the covenants as in effect at July 11, 2001 in the Existing Senior Credit Agreement (as such covenants are amended by the Senior Amendment Agreement # 3) in relation to the Interest Coverage Ratio, the Senior Debt Ratio and the Total Debt Ratio (as each term is defined in the Existing Senior Credit Agreement at July 11, 2001 (as such terms and all other defined terms used in such terms are amended by the Senior Amendment Agreement, the Senior Amendment Agreement # 2 and the Senior Amendment Agreement #
         3), and without regard to any waiver of such covenants by the Senior Lenders) at such time or for such period, but not in compliance with any of the covenants set forth in Sections 4.2.1, 4.2.2 and 4.2.3 of this Debenture (as amended by the First Amendment and the Second Amendment) at such time or for such period, the Borrower shall, for all purposes of this Debenture and the other Sub Debt Documents, be deemed to be in compliance with the covenants set forth in Sections 4.2.1, 4.2.2 and 4.2.3 of this Debenture (as amended by the First Amendment and the Second Amendment), as applicable, at such time or for such period.

SECTION 6 - ADDITIONAL COVENANT

                  Section 4.1 of the Subordinated Debenture is amended by adding the following provision:

         4.1.26 use best efforts to obtain agreement to the deferral of Earnout Payments required to be made by the Borrower in respect of its fiscal year ending 31 December 2002 on account of any Earnout Amount under Restricted Party Purchase Agreements in order to permit compliance with the financial covenants set forth in Sections 4.2.2 and 4.2.3, as such covenants are amended by the Second Amendment, and provide to the Agent on a quarterly basis a report of the initiatives undertaken in this regard, the results thereof and, forthwith after conclusion thereof, any agreements reached in that connection.

SECTION 7 - RESTRICTION ON INVESTMENTS, ETC.

                  Section 4.4.4.1A of the Subordinated Debenture is deleted and replaced with the following provision:

         4.4.4.1A unless the Senior Debt Ratio (as calculated under the Existing Senior Credit Agreement) has, at such time, been less than
         2.25 to 1 for at least two consecutive fiscal quarters, except (i) where the Permitted Acquisition is funded solely from the proceeds of any issuance of equity of the Borrower or (ii) where the Permitted Acquisition is an acquisition (a "Minority Acquisition") of Capital Stock of a Restricted Party from a Minority Shareholder pursuant to the applicable Restricted Party Shareholder Agreement and is funded solely from the proceeds of any issuance of equity of the Borrower, or (iii) where the Permitted Acquisition is a Minority Acquisition, the total cash cost of which (together with the total cost of all other Minority Acquisitions completed in that fiscal year) is less than Cdn.$5,000,000 in each fiscal year of the Borrower;

SECTION 8 - AMENDMENT FEE

                  Effective December 9, 2002, the Corporation shall pay to the Agent on behalf of the Holders an amendment fee equal to $200,000, which shall be added to the principal amount of the Subordinated Debenture as of December 9, 2002.

SECTION 9 - CONSENTS

                  Subject to the terms and conditions hereof, the Agent, on its own behalf and on behalf of the Holders, hereby:

         (a)      consents to the Senior Amendment Agreement # 3;

         (b) acknowledges that the Corporation shall deliver a notice in writing in the form attached hereto as Schedule _" to the Agent in accordance with Section 2.1.3 of the Subordinated Debenture covering the period January 1, 2003 through December 31, 2003, which notice shall have the effect of deferring payment of interest on each Interest Payment Date in such period provided that the notice remains true and correct on each Interest Payment Date in such period; and

         (c) subject to Section 11 of this Second Amendment Agreement, consents, for all purposes of the Subordinated Debenture, to the e-Source Transactions and the Interfocus Transactions.

SECTION 10 - CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS SECOND AMENDMENT
             AGREEMENT

                  This Second Amendment Agreement shall become binding on the Holders only upon satisfaction of the following conditions precedent:

         (a) execution and deliver of this Second Amendment Agreement by the Corporation;

         (b) execution and delivery of this Second Amendment Agreement by TD Capital;

         (c) execution and delivery of an amendment to the Intercreditor Agreement by all applicable parties;

         (d) no Event of Default or Pending Event of Default having occurred and being continuing as at the date of satisfaction of all of the foregoing conditions precedent;

         (e) the Agent having received evidence, reasonably satisfactory to it, that the Senior Agent and the Senior Lenders have, for the purposes of the Existing Senior Credit Agreement, consented to each of the matters set forth in this Second Amendment Agreement or that such consent is not required under the Existing Senior Credit Agreement and the Agent being satisfied with the other amendments to the Existing Senior Credit Documents made in that connection;

         (f) the Agent having received the favourable opinion of Fogler, Rubinoff LLP, Ontario counsel to the Corporation, in relation to the enforceability of this Second Amendment Agreement; and

         (g) such corporate resolutions, incumbency and other certificates of the Corporation as the Agent may reasonably request in connection with this Second Amendment Agreement and the transactions contemplated hereby;

SECTION 11 - COVENANTS REGARDING THE E-SOURCE TRANSACTIONS AND THE INTERFOCUS
             TRANSACTIONS

         The Subordinated Debenture is amended by adding the following provision as Section 4.1A:

         4.1A     Each of the Restricted Parties, as applicable, shall:

                  (a) in relation to the e-Source Transactions, deliver to the Agent:

                           (i) executed copies of the documentation by which the assets of e-Source Drive to Web Marketing LLC were transferred to Source Marketing LLC and by which Source Marketing LLC assumed of all liabilities of e-Source Drive to Web Marketing LLC; and

                           (ii) documentation evidencing the dissolution of e-Source Drive to Web Marketing LLC pursuant to the General Corporation Law of the State of Delaware;

                  (b) in relation to the Interfocus Transactions, deliver to the Agent:

                           (i)      such acknowledgements and other
                                    documentation by the Restricted Parties as the Agent may reasonably require in order to ensure the continued validity and effectiveness of the Security Documents following the implementation of the Interfocus Transactions;

                           (ii) all such documents and material as the Agent may require to satisfy itself that the Interfocus Transactions do not materially differ from the transactions approved under the Second Amendment;

                           (iii) written confirmation of legal counsel in the United Kingdom as to the effect of the Interfocus Transactions on any existing Security Documents of any applicable Restricted Party together with such other Security Documents as the Agent may reasonably require in relation thereto;

                           (iv) completion, to the satisfaction of the Agent, of all public filings and registrations necessary to preserve, perfect or protect the Security Documents, the enforceability thereof, the priority thereof or any filings or registrations relating thereto;

                           (v) copies of all material agreements entered into and delivered in connection with the transactions contemplated by the Interfocus Transactions;

                           (vi) receipt of the favourable opinion of legal counsel in the United Kingdom to the Restricted Parties, in form and substance satisfactory to the Agent, in relation to the enforceability of any new documentation, if any, which constitutes Security Documents delivered in connection with the Interfocus Transactions; and

                           (vii) such corporate resolutions, incumbency and other certificates of each of the Restricted Parties as the Agent may require, in form and substance satisfactory to the Agent, in connection with the transactions contemplated by the Interfocus Transactions.

SECTION 12 - CONTINUING EFFECT OF SUBORDINATED DEBENTURE

                  Except as amended by this Second Amendment Agreement, the Subordinated Debenture shall remain in full force and effect, without amendment, and is hereby ratified and confirmed.

SECTION 13 - COUNTERPARTS AND FACSIMILE

                  This Second Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Second Amendment Agreement shall be deemed to be valid execution and delivery thereof.

SECTION 14 - GOVERNING LAW

                  This Second Amendment Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada and the federal laws of Canada applicable therein. The parties hereto irrevocably and unconditionally submit to the non-exclusive jurisdiction of any court of the Province of Ontario, Canada sitting in Toronto over any suit, action or proceeding arising out of or relating to this Second Amendment Agreement. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties hereto, and may be enforced in any other courts to whose jurisdiction the parties hereto are or may be subject, by suit upon such judgment.

SECTION 15 - INTERPRETATION

                  Capitalized terms used herein, unless otherwise defined or indicated herein, have the respective meanings ascribed thereto in the Subordinated Debenture. This Second Amendment Agreement and the Subordinated Debenture shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document.

                  IN WITNESS OF WHICH, the parties have executed this Agreement.

                                              MAXXCOM INC.


                                              By: _____________________________


                                              By:______________________________


                                              TD CAPITAL, a division of The
                                              Toronto-Dominion Bank


                                              By:______________________________


                                              By:______________________________

                                  SCHEDULE _"
                                Form of Notice